    As filed with the Securities and Exchange Commission on January 9, 1997

                                                       Registration No. 33-89446

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                           -------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                     TO
                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                            OAK TECHNOLOGY, INC.

              (Exact name of issuer as specified in its charter)

        DELAWARE                                            77-0161486
   (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                139 KIFER COURT, SUNNYVALE, CALIFORNIA  94086
             (Address of principal executive offices)  (Zip Code)


                     -----------------------------------

                           OAK TECHNOLOGY, INC.
                  1994 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                         (Full title of the plan)

                     ------------------------------------

                            SIDNEY S. FAULKNER
                         VICE PRESIDENT, FINANCE,
                    CHIEF FINANCIAL OFFICER AND SECRETARY
                            OAK TECHNOLOGY, INC.
                     139 KIFER COURT, SUNNYVALE, CA 94086
                   (Name and address of agent for service)
                              (408) 737-0888
         (Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


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                                FORM S-8
                      POST-EFFECTIVE AMENDMENT NO. 2


The registration statement No. 33-89446, filed with the Securities and Exchange Commission on February 14, 1995 (the "Registration Statement"), as amended by Post-Effective Amendment No. 1, filed on May 3, 1996 (the "Post-Effective Amendment No. 1"), is hereby further amended to correct the number of shares of Registrant's common stock (the "Common Stock") available for issuance under Registrant's 1994 Outside Directors' Stock Option Plan
(the "Directors' Plan"). The Registration Statement registered 250,000 shares of Common Stock issuable under the Directors' Plan. Post-Effective Amendment No. 1, which reflected the two-for-one stock split which occurred in March 1996, included 50,000 shares of Common Stock issuable under the Directors' Plan following such split. The correct share reserve under the Directors' Plan, adjusted to reflect the March, 1996 stock split, is 500,000 shares.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of January, 1997.

                                    OAK TECHNOLOGY, Inc.


                                    By   *
                                         ------------------------------
                                         David D. Tsang
                                         President, Chief Executive Officer
                                         and Director

     Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                 Title                           Date
---------                  -----                           ----

*
----------------------     President and Chief Executive        January 9, 1997
David D. Tsang             Officer and Director (Principal
                           Executive Officer)


/s/ Sidney S. Faulkner
-----------------------    Vice President, Finance, Chief       January 9, 1997
Sidney S. Faulkner         Financial Officer and Secretary
                           (Principal Financial and Accounting
                           Officer)

*
-----------------------    Director                             January 9, 1997
Richard B. Black

*
-----------------------    Director                             January 9, 1997
Ta-Lin Hsu

*
----------------------     Director                             January 9, 1997
Timothy Tomlinson



*By /s/ Sidney S. Faulkner
   -----------------------
   Sidney S. Faulkner
   Attorney-in-Fact